UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2016

THE COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-18279	52-1652138
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3035 Leonardtown Road, Waldorf, Maryland 20601

(Address of principal executive offices)

(301) 645-5601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) The annual meeting of stockholders of The Community Financial Corporation (the “Company”) was held on May 2, 2016.

(b) The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1. The following individuals were elected as directors, Messrs. Jenkins and Middleton and Ms. Peterson each for a three-year term, and Mr. Goldberg for a one-year term, by the following vote:

Name	Shares Voted For	Votes Withheld	Broker Non-Votes
Louis P. Jenkins, Jr.	2,919,061	457,678	439,071
Michael L. Middleton	3,252,973	123,767	439,070
Mary Todd Peterson	3,246,758	129,982	439,070
Eric Goldberg	2,765,420	198,825	764,881

2. The appointment of Stegman & Company as the independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
3,756,348	52,099	7,364

3. An advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement was approved by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
3,115,440	229,624	31,675

There were 439,071 broker non-votes on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2016	By:	/s/ William J. Pasenelli
William J. Pasenelli
President and Chief Executive Officer

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